Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-40633, 333-40631 and 333-77573 of Ameritrade Holding Corporation and subsidiaries on Form S-8 and Registration Statement Numbers 333-87999, 333-59968 and 333-69154 on Form S-3 of our report dated June 6, 2002 appearing in this Annual Report on Form 11-K of the Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 24, 2002